UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2010

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	010306	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

This information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 "Results of Operations and Financial Condition." Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On March 25, 2010, Independence Holding Company issued a news release announcing its 2009 Fourth-Quarter and Annual results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated March 25, 2010: Independence Holding Company Reports 2009 Fourth-Quarter and Annual  Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	March 26, 2010

2

INDEPENDENCE HOLDING COMPANY	CONTACT: DAVID T. KETTIG
96 CUMMINGS POINT ROAD	(212) 355-4141 Ext. 3047
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

2009 FOURTH-QUARTER AND ANNUAL RESULTS

Stamford, Connecticut, March 25, 2010. Independence Holding Company (NYSE: IHC) today reported 2009 fourth-quarter and annual results.  This press release contains both GAAP and non-GAAP financial information for which reconciliations can be found at the end of this release.

Financial Results

IHC reported operating income1 per share of $.14 per share, diluted, or $2,209,000, for the three months ended December 31, 2009, compared to $.07 per share, diluted, or $1,111,000, for the three months ended December 31, 2008.  IHC reported operating income per share of $.48 per share, diluted, or $7,351,000, for the year ended December 31, 2009, compared to $.57 per share, diluted, or $8,706,000, for the year ended December 31, 2008.

Net loss per share from continuing operations attributable to IHC was $(.95) per share, diluted, or $(14,631,000), for the three months ended December 31, 2009 compared to $(.74) per share, diluted, or $(11,407,000), for the three months ended December 31, 2008.  Net loss per share from continuing operations attributable to IHC was $(.48) per share, diluted, or $(7,423,000), for the year ended December 31, 2009 compared to $(1.59) per share, diluted, or $(24,484,000), for the year ended December 31, 2008.  The loss in 2009 is primarily due to an other-than-temporary impairment (OTTI) on the Company’s investment in American Independence Corp. As described below, we anticipate recording a gain in the first quarter of 2010 that will significantly, if not fully, offset this OTTI loss.  The loss in 2008 is primarily attributable to other-than-temporary impairments on certain marketable securities.

Revenues decreased 18% to $64,129,000 for the three months ended December 31, 2009, compared to revenues for the three months ended December 31, 2008 of $78,017,000 primarily due to the OTTI charge in 2009. Revenues of $357,181,000 for the year ended December 31, 2009, were flat compared to revenues for the year ended December 31, 2008 of $353,687,000.

1 Operating income is a non-GAAP measure representing income from continuing operations net of (income) losses attributable to non-controlling interests and excluding net realized investment gains (losses), other than temporary impairment losses and write-off of intangible asset, net of applicable income tax. The Company believes that the presentation of operating income may offer a better understanding of the core operating results of the Company.  A reconciliation of income from continuing operations to operating income is included in this press release.

Significant Prospective Gain Related to Investment in American Independence Corp. (NASDAQ: AMIC) in 2010 First Quarter

At December 31, 2009, the Company recorded an OTTI loss of $16,752,000, net of $12,446,000 of taxes, on its investment in AMIC.  This was based on the length of time and the magnitude of the amount by which the quoted market price of AMIC had been below IHC’s carrying value.  During the first quarter of 2010, IHC acquired shares of AMIC common stock which brought its total ownership  to over 50% of AMIC's outstanding common stock. Accordingly, IHC will consolidate the financial results of AMIC and apply business acquisition accounting. As a result, we anticipate that the Company will record a gain in the first quarter of 2010 that will significantly, if not fully, offset the OTTI loss recorded in the fourth quarter of 2009.   IHC has engaged an independent valuation firm to fair value the identifiable assets of AMIC acquired and liabilities assumed.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Our financial condition is very strong as we enter 2010 even though our 2009 results were adversely impacted by the OTTI loss we were required to report in the fourth quarter.  As discussed above, we are confident that this loss, which we attribute to an inefficient market for AMIC shares as opposed to a reflection of AMIC’s value, will be significantly offset, or fully offset, by a gain in the first quarter of 2010.    We now own more than 50% of its outstanding shares. The acquisition furthers our goal of creating efficiencies by integrating the back office operations of our MGUs and marketing companies.  We will consider acquiring additional shares of AMIC stock in the market and/or in private transactions as opportunities arise.”

Mr. Thung continued, “Once we report the AMIC transaction in the first quarter of 2010, we believe that our insurance companies’ statutory surplus will be at an all-time high. The Company’s book value per share, which increased 25% to $13.16 at December 31, 2009 from $10.56 at December 31, 2008, will significantly increase even further at March 31, 2010 due to the anticipated gain on AMIC and first quarter operating results.  Our investment portfolio is rated on average AA. In addition, (i) IHC announced an expansion to its stock repurchase program, and began repurchasing shares in the first quarter of 2010; (ii) our stockholders’ equity as of March 31, 2010 will be practically the same as that prior to the onset of the global financial crisis, and (iii) A.M. Best affirmed the A- (Excellent) rating of our three carriers.”

Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to complement its consolidated financial statements presented in accordance with GAAP: (i) Operating income is income from continuing operations net of income or losses attributable to non-controlling interests and excluding net realized gains or losses, other than temporary impairment losses and write-off of intangible asset, net of applicable income taxes, (ii) Operating income per share is operating income (loss) on a per share basis.  These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future.  Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding realized gains or losses, net of taxes, that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance.  However, these non-GAAP financial measures are not intended to supersede or replace the Company's GAAP results.  A reconciliation of the non-GAAP results to the GAAP results is provided in the "Reconciliation of GAAP Income from Continuing Operations to Non-GAAP Income from Continuing Operations” schedule below.

About Independence Holding Company

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its managing general underwriters, third-party administrators, and marketing affiliates.  Standard Security Life markets medical stop-loss, small group major medical, short-term medical, major medical for individuals and families, limited medical, group long and short-term disability and life, dental, vision and managed health care products. Madison Life sells group life and disability, employer medical stop-loss, small group major medical, major medical for individuals and families, short-term medical, dental, vision, and individual life insurance. Independence American offers medical stop-loss, small group major medical, short-term medical, and major medical for individuals and families. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.

INDEPENDENCE HOLDING COMPANY

FOURTH QUARTER REPORT

            DECEMBER 31, 2009

              (In Thousands, Except Per Share Data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2009	2008	2009	2008
REVENUES
Premiums earned	$69,543	$77,018	$294,799	$317,288
Net investment income	10,070	10,356	43,520	44,044
Fee income	6,960	8,904	31,665	39,672
Net realized investment gains (losses)	5,309	(13,546)	8,789	(12,401)
Total other-than-temporary impairment losses	(29,720)	(4,991)	(29,991)	(38,247)
Equity income from AMIC	285	(607)	1,289	480
Other income	1,682	883	7,110	2,851
	64,129	78,017	357,181	353,687

EXPENSES
Insurance benefits, claims and reserves	53,148	58,667	225,234	240,537
Selling, general and administrative expenses	35,232	35,810	141,713	144,006
Amortization of deferred acquisition costs	2,168	1,517	5,519	6,345
Interest expense on debt	585	981	2,817	3,776
	91,133	96,975	375,283	394,664
Income (loss) from continuing operations
before income taxes (benefits)	(27,004)	(18,958)	(18,102)	(40,977)
Income taxes (benefits)	(12,378)	(7,507)	(10,669)	(16,399)

Income (loss) from continuing operations	(14,626)	(11,451)	(7,433)	(24,578)

Discontinued operations:
Income (loss) from discontinued operations	606	(64)	301	644

Net Income (loss)	(14,020)	(11,515)	(7,132)	(23,934)
(Income) loss from noncontrolling interests in
Subsidiaries	(5)	44	10	94

NET INCOME (LOSS) ATTRIBUTABLE TO IHC	$(14,025)	$(11,471)	$(7,122)	$(23,840)

Basic income (loss) per common share:
Income (loss) from continuing operations	$(.95)	$(.74)	$(.48)	$(1.59)
Income (loss) from discontinued operations	.04	-	.02	.04
Basic income (loss) per common share	$(.91)	$(.74)	$(.46)	$(1.55)

WEIGHTED AVERAGE SHARES OUTSTANDING	15,424	15,406	15,418	15,387

Diluted income(loss) per common share
Income (loss) from continuing operations	$(.95)	$(.74)	$(.48)	$(1.59)
Income (loss) from discontinued operations	.04	-	.02	.04
Diluted income (loss) per common share	$(.91)	$(.74)	$(.46)	$(1.55)

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	15,424	15,406	15,418	15,387

As of March 23, 2010, there were 15,285,096 common shares outstanding, net of treasury shares.

 RECONCILIATION OF GAAP INCOME FROM CONTINUING OPERATIONS TO NON-GAAP INCOME FROM CONTINUING OPERATIONS

(In Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

Income (loss) from continuing operations	$(14,626)	$(11,451)	$(7,433)	$(24,578)

(Income) loss from non-controlling interest in
Subsidiaries	(5)	44	10	94
Realized (gains) losses, net of taxes	(3,414)	(807)	(5,701)	8,668
Other-than-temporary impairment losses, net of taxes	17,084	13,325	17,256	24,522
Write-off of intangible asset, net of taxes	3,170	-	3,219	-

Operating income from continuing operations	$2,209	$1,111	$7,351	$8,706

Non - GAAP basic income per common share:
Operating income from continuing operations	$.14	$.07	$.48	$.57

Non - GAAP diluted income per common share:
Operating income from continuing operations	$.14	$.07	$.48	$.57

Included in the realized gains (losses), net of taxes, above are IHC’s proportionate share of AMIC’s realized gains (losses) net of taxes. The other-than-temporary impairment losses are primarily due to the write down in value of AMIC in 2009 and of preferred stocks of certain financial institutions, fixed maturities (primarily Alt-A securities) and common stocks in 2008.